EXHIBIT 99.1

3D Systems Reports
Fourth Quarter and Full Year 2021 Financial Results

ROCK HILL, South Carolina - February 28, 2022 - 3D Systems Corporation (NYSE:DDD) announced today its financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter Financial Results and Recent Business Highlights

~~•~~Q4 2021 revenue of $150.9 million, a decline of 12.6% compared to Q4 2020 driven solely by divestitures of non-core assets; Q4 2021 revenue , adjusted for divestitures(1) , increased 13.1% and 10.4% compared to Q4 2020 and Q3 2021, respectively, reflecting continued strength in both the Industrial and Healthcare Solutions segments
•Adjusted EBITDA margin(1) of 11.8% reflects disciplined approach to growth, cost management and focus on our core business
•Diluted GAAP loss per share of $0.05 and diluted non-GAAP income per share(1) of $0.09 driven by strong revenue and gross profit margins
•Announced two agreements to acquire Titan Robotics and Kumovis, adding extrusion-based technology to our broad suite of offerings supporting both Industrial and Healthcare Solutions segments
•Completed a five-year $460.0 million convertible bond issuance with a 0% coupon, ending the year with a significant cash balance of $789.7 million to support ongoing growth initiatives and investments

Full Year 2021 Financial Highlights

•2021 revenue of $615.6 million; an increase of 10.5% compared to 2020 revenue of $557.2 million
•Underscoring the successful execution of our strategy, revenue adjusted for divestitures(1) , increased 31.8% from 2020 and 16.9% from pre-pandemic 2019
•Industrial and Healthcare Solutions segments revenue, adjusted for divestitures(1), grew 24.4% and 40.1%, respectively, from 2020 reflecting success of the company’s vertical and applications focused approach
•Revenue growth, disciplined cost management, and focused operational execution resulted in higher operating income, adjusted EBITDA, and earnings per share(1) for 2021 compared to both 2020 and pre-pandemic 2019(1)
•Generated $48.1 million of cash from operations

	Quarter Ended December 31,		Year Ended December 31,
(in millions, expect per share data)	2021	2020	2021	2020
Revenue	$150.9	$172.7	$615.6	$557.2
Operating income (loss)	$(3.8)	$0.7	$(33.1)	$(119.0)
Net income (loss)	$(6.2)	$(19.8)	$322.1	$(149.6)
Basic income (loss) per share	$(0.05)	$(0.16)	$2.62	$(1.27)
Diluted income (loss) per share	$(0.05)	$(0.16)	$2.55	$(1.27)

Non-GAAP measures for year-over-year comparisons (1)
Non-GAAP operating income	$12.3	$16.1	$49.8	$0.3
Non-GAAP net income (loss)	$11.5	$10.6	$56.6	$(13.1)
Non-GAAP basic income (loss) per share	$0.09	$0.09	$0.46	$(0.11)
Non-GAAP diluted income (loss) per share	$0.09	$0.09	$0.45	$(0.11)
Adjusted EBITDA	$17.9	$22.9	$74.1	$28.7
(1) See “Presentation of Information in this Press Release” below for a description and the Appendix for reconciliation of non-GAAP revenue, adjusted for divestitures, operating income (loss), net income (loss) and basic and diluted income (loss) per share to the most closely comparable GAAP measure.

Summary Comments on Results

Commenting on the results, President and CEO, Dr. Jeffrey Graves said, “2021 was a remarkable year for 3D Systems. In the face of a difficult operating environment, we executed well against our four-phased strategy that we introduced in the summer of 2020. As a result, we exited 2021 as one of the largest and the most profitable pure-play additive manufacturing companies in the world, entering 2022 with great momentum, an extremely strong balance sheet, and focused on investing for the exciting growth we see ahead. Our segment-led application focus leverages the unique scale of our business and breadth of our technologies, which span polymer and metal printing systems, as well as the most advanced materials and software technology platforms in the industry. The success attained through our intense focus on bell-weather customer applications in key market verticals is clearly reflected in the strong, double-digit revenue growth of our core additive manufacturing business. At the same time, the impact of our lean organization structure and effective cost management has driven earnings per share higher than, not only 2020, but also our pre-pandemic 2019. This combination of revenue growth and profitability has singled us out as leaders in our industry, creating significant value for our customers, our employees and our shareholders alike. This performance, when combined with our exceptional balance sheet and operating cash flow, positions us very well to invest for the exciting future now expanding before us."

Dr. Graves continued, “By organizing our company into two market-focused business units, Healthcare and Industrial Solutions, we have been able to clearly identify the unique technologies, expertise and infrastructure required to be a comprehensive provider of additive manufacturing solutions for key verticals within each of these segments. In 2021, we invested significantly in both R&D and infrastructure for growth and continued operational efficiency improvements. An important focus was talent acquisition, both through direct hiring in key leadership roles, and through the acquisition of two software firms, Additive Works, specializing in print process simulation, and Oqton, developers of a unique ‘manufacturing operating system’ that we believe will accelerate the adoption of additive manufacturing in production environments for the entire 3D printing industry. Beyond these core technology investments, in 2021 we also invested to expand our biologics technology and printing expertise, which we believe will be instrumental in enabling next-generation applications ranging from the acceleration of new drug therapies to the manufacturing of human organs. This investment theme continued in early 2022 with the announcement of our agreements to acquire two companies having unique polymeric extrusion technology for 3D printing, Titan and Kumovis, and further expand our application capabilities."

Dr. Graves summarized, “As we enter 2022, there are clear challenges that all companies are facing - inflation, supply chain constraints, COVID-19 variants, and geopolitical instability - all of which may have an impact on the global economy and our results. However, at 3D Systems we enter the new year with a great deal of optimism, confident that continued execution of our strategy to deliver essential solutions to our Healthcare and Industrial customers, while prudently increasing investment in our core technologies and infrastructure to meet our growing demand outlook, will accelerate adoption of additive manufacturing. We believe the result will be exciting, profitable growth, and the creation of meaningful shareholder value in the years ahead.”

Summary of Fourth Quarter Results

Revenue for the fourth quarter of 2021 decreased 12.6% to $150.9 million compared to the same period last year. The decrease is solely a result of business divested during 2021. When excluding revenue from divestitures, the business had strong double-digit growth of 13.1% over the same period last year. Compared to the third quarter of 2021, and adjusting for divestitures, company revenue increased 10.4%. The results reflect continued strength in Healthcare Solutions and an increase in demand from Industrial Solutions customers. The strong divestiture-adjusted double-digit revenue growth in our business was driven primarily by higher revenue in the Industrial Solutions segment, which increased 22.2% from fourth quarter 2020 and 12.4% from third quarter 2021. This is the fourth consecutive quarter of year-over-year divestiture adjusted revenue growth in the Industrial Solutions segment. Revenue adjusted for divestitures from Healthcare Solutions increased 5.1% compared to the same period last year, and increased 8.4% compared to third quarter 2021.

Gross profit margin in the fourth quarter of 2021 was 43.9% compared to 42.0% in the same period last year. Non-GAAP gross profit margin was 44.1% compared to 42.9% in the same period last year. GAAP and non-GAAP gross profit margins increased primarily as a result of better absorption of supply chain overhead resulting from higher production, combined with strong inventory management resulting in reduced obsolescence. Prior year gross margin included $1.5 million of cost optimization expenses which favorably impacted year over year GAAP gross margin comparisons.

Operating expenses decreased 2.3% to $70.1 million in the fourth quarter of 2021 compared to the same period a year ago. On a non-GAAP basis, operating expenses were $54.3 million, a 6.4% decrease from the same period a year ago. The non-GAAP decrease is primarily a result of lower SG&A expenses due to restructuring efforts and divestitures.

Summary of Full-Year 2021 Results

Revenue for 2021 of $615.6 million increased 10.5% compared to the prior year. Revenue adjusted for divestitures increased 31.8% compared to 2020, and 16.9% from pre-pandemic 2019, reflecting the successful strategy of divesting non-core assets and transforming into a company focused on delivering additive manufacturing solutions for Industrial and Healthcare Solutions customers. Both the Healthcare and Industrial Solutions segments contributed to the growth, with Healthcare revenue adjusted for divestitures increasing 40.1% and Industrial increasing 24.4% compared to 2020.

Gross profit margin for the full year 2021 was 42.8% compared to 40.1% in the prior year. Non-GAAP gross profit margin was 43.0% for the full year 2021 compared to 42.6% in the prior year. Gross profit margin under GAAP increased primarily as a result of prior year end of life inventory charges and cost optimization expenses. Better absorption of supply chain overhead resulting from higher production, combined with strong inventory management resulted in reduced obsolescence which benefited both GAAP and non-GAAP gross margins.

Operating expenses for the full year 2021 decreased 13.3% to $296.8 million compared to the prior year, primarily as a result of a goodwill impairment charge of $48.3 million and cost optimization charges of $20.1 million that both occurred in 2020. Non-GAAP operating expenses were $214.7 million in 2021, a 9.4% decrease from the prior year. The lower non-GAAP operating expenses are primarily a result of restructuring efforts done in late 2020 and businesses divested as part of the company’s strategic plan.

2022 Outlook

The company is now providing annual guidance for revenue, non-GAAP gross margins and non-GAAP operating expenses. The company expects full-year 2022 revenue to be within a range of $570 million and $630 million. The company expects full-year 2022 non-GAAP gross margins to be between 40% to 44% and non-GAAP operating expenses to be between $225 million and $250 million. Our 2022 guidance assumes no significant macroeconomic events that negatively impact our business, such as COVID-19, geopolitical events, or other factors that could impact either demand or disrupt our supply chain.

Financial Liquidity

At December 31, 2021, the company had cash and cash equivalents of $789.7 million, and total debt of $460.0 million. The $705.3 million increase since December 31, 2020 was primarily driven by proceeds from divestitures of $421.1 million, net proceeds from a $460.0 million convertible bond issuance, and cash generated from operations of $48.1 million, partially offset by acquisition costs of $139.7 million, capital expenditures of $18.8 million and debt repayment of $21.4 million.

Q4 and FY 2021 Conference Call and Webcast
3D Systems will file its Annual Report on Form 10-K for the year ended December 31, 2021 with the Securities and Exchange Commission on March 1, 2022. The company will host a conference call and simultaneous webcast to discuss these results this afternoon, which may be accessed as follows:

Date: Monday, February 28, 2022
Time: 4:30 p.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

Presentation of Information in this Press Release

3D Systems reports its financial results in accordance with GAAP. Management also reviews and reports certain non-GAAP measures, including: non-GAAP revenue, non-GAAP Gross profit, non-GAAP Gross profit margin, non-GAAP Operating expenses, non-GAAP Operating (loss)/income, non-GAAP Interest and other income/(expense), net, non-GAAP Net income (loss), non-GAAP Basic and Diluted Income (Loss) per Share, adjusted EBITDA and adjusted EBITDA Margin. These non-GAAP measures exclude certain special items that management does not view as part of 3D Systems’ underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Management believes that the non-GAAP measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of period-over-period results. Additionally, management uses the non-GAAP measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. 3D Systems’ non-GAAP measures are not calculated in accordance with or as required by GAAP and may not be calculated the same as similarly titled measures used by other companies. These non-GAAP measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.
To calculate the non-GAAP measures, 3D Systems excludes the impact of the following items:

•amortization of intangible assets, a non-cash expense, as 3D Systems’ intangible assets were primarily acquired in connection with business combinations;
•costs incurred in connection with acquisitions and divestitures, such as legal, consulting and advisory fees;
•stock-based compensation expenses, a non-cash expense;
•restructuring charges (cost optimization plans), impairment charges, including goodwill, divestiture gains or losses, and severance charges pertaining to senior level employees;
•certain compensation expense related to the 2021 Volumetric acquisition; and
•revenue from divestitures included in current and comparable periods necessary to calculate revenue growth excluding the impact of divestitures

Amortization of intangibles, acquisition and divestiture related costs are excluded from non-GAAP measures as the timing and magnitude of business combination transactions are not predictable, can vary significantly from period to period and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition. Amortization of intangible assets will recur in future periods until such intangible assets have been fully amortized. While intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Although stock-based compensation is a key incentive offered to certain of our employees, we continue to evaluate our business performance excluding stock-based compensation; therefore, it is excluded from non-GAAP measures. Stock-based compensation expenses will recur in future periods. Restructuring charges (cost optimization plans), impairment charges, including goodwill, divestiture gains or losses, and severance charges pertaining to senior level employees, are excluded from non-GAAP measures as the frequency and magnitude of these activities may vary widely from period to period. Additionally, impairment charges, including goodwill, are non-cash. Furthermore, 3D Systems excludes contingent consideration recorded as compensation expense related to the 2021 Volumetric acquisition from non-GAAP measures as management evaluates financial performance excluding this expense, which is viewed by management as similar to acquisition consideration.

The matters discussed above are tax effected, as applicable, in calculating non-GAAP net income and basic and diluted earnings per share.

Adjusted EBITDA, defined as net income, plus income tax (provision)/benefit, interest and other income/(expense), net, stock-based compensation expense, amortization of intangibles, depreciation expense and other non-recurring and/or non-cash items all as described above, is used by management to evaluate performance and helps measure financial performance period-over-period.

A reconciliation of GAAP to non-GAAP financial measures is provided in the accompanying schedules.

3D Systems does not provide forward-looking guidance for certain measures on a GAAP basis. The company is unable to provide a quantitative reconciliation of forward-looking non-GAAP gross margins and non-GAAP operating expenses to the most directly comparable forward-looking GAAP measures without unreasonable effort because certain items, including legal, acquisition expenses, stock-compensation expense, intangible amortization expense, restructuring expenses, and goodwill impairment, are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

About 3D Systems

More than 30 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading Additive Manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in Healthcare and Industrial Solutions markets such as Medical and Dental, Aerospace & Defense, Automotive and Durable Goods. More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
December 31, 2021 and December 31, 2020

(In thousands, except par value)	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$789,657	$75,010
Accounts receivable, net of reserves — $2,445 and $4,392	106,540	114,254
Inventories	92,887	116,667
Prepaid expenses and other current assets	42,653	33,145
Current assets held for sale	—	18,439
Total current assets	1,031,737	357,515
Property and equipment, net	57,257	75,356
Intangible assets, net	45,835	28,083
Goodwill	345,588	161,765
Right of use assets	46,356	48,620
Deferred income tax asset	5,054	6,247
Assets held for sale	—	31,684
Other assets	17,272	23,785
Total assets	$1,549,099	$733,055
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long term debt	$—	$2,051
Current right of use liabilities	8,344	9,534
Accounts payable	57,366	45,174
Accrued and other liabilities	76,994	69,812
Current deferred tax liabilities	—	—
Customer deposits	7,281	7,750
Deferred revenue	28,027	30,302
Current liabilities held for sale	—	11,107
Total current liabilities	178,012	175,730
Long-term debt, net of deferred financing costs	—	19,218
Convertible notes payable, net	446,859	—
Long-term right of use liabilities	47,420	48,469
Deferred income tax liability	2,173	4,716
Liabilities held for sale	—	2,952
Other liabilities	32,254	51,247
Total liabilities	706,718	302,332
Commitments and contingencies (Note 23)
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 128,375 and 127,626	128	128
Additional paid-in capital	1,501,210	1,404,964
Treasury stock, at cost — 0 shares and 3,494 shares	—	(22,590)
Accumulated deficit	(621,251)	(943,303)
Accumulated other comprehensive loss	(37,706)	(8,476)
Total stockholders’ equity	842,381	430,723
Total liabilities and stockholders’ equity	$1,549,099	$733,055

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Year Ended December 31, 2021, 2020 and 2019

	Year Ended December 31,
(in thousands, except per share amounts)	2021	2020	2019
Revenue:
Products	$428,742	$332,799	$389,337
Services	186,897	224,441	247,017
Total revenue	615,639	557,240	636,354
Cost of sales:
Products	245,169	220,415	234,581
Services	106,692	113,450	121,232
Total cost of sales	351,861	333,865	355,813
Gross profit	263,778	223,375	280,541
Operating expenses:
Selling, general and administrative	227,697	219,895	254,355
Research and development	69,150	74,143	83,290
Impairment of goodwill	—	48,300	—
Total operating expenses	296,847	342,338	337,645
Loss from operations	(33,069)	(118,963)	(57,104)
Interest and other income (expense), net	352,609	(24,447)	(7,996)
Income (loss) before income taxes	319,540	(143,410)	(65,100)
Benefit (provision) for income taxes	2,512	(6,184)	(4,532)
Net income (loss)	322,052	(149,594)	(69,632)
Less: net income attributable to noncontrolling interests	—	—	248
Net income (loss) attributable to 3D Systems Corporation	$322,052	$(149,594)	$(69,880)

Net income (loss) per share available to 3D Systems Corporation common stockholders
Basic	$2.62	$(1.27)	$(0.61)
Diluted	$2.55	$(1.27)	$(0.61)
3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Quarter Ended December 31, 2021 and 2020

	Quarter Ended December 31,
(in thousands, except per share amounts)	2021	2020
Revenue:
Products	$117,572	$112,552
Services	33,298	60,101
Total revenue	150,870	172,653
Cost of sales:
Products	64,918	72,465
Services	19,734	27,739
Total cost of sales	84,652	100,204
Gross profit	66,218	72,448
Operating expenses:
Selling, general and administrative	50,897	52,682
Research and development	19,163	19,036
Impairment of goodwill	—	—
Total operating expenses	70,060	71,718
Income (loss) from operations	(3,842)	731
Interest and other income (expense), net	(1,787)	(16,849)
Income (loss) before income taxes	(5,629)	(16,118)
Benefit (provision) for income taxes	(571)	(3,712)
Net income (loss)	(6,200)	(19,830)
Less: net income attributable to noncontrolling interests	—	—
Net income (loss) attributable to 3D Systems Corporation	$(6,200)	$(19,830)

Net income (loss) per share available to 3D Systems Corporation common stockholders
Basic	$(0.05)	$(0.16)
Diluted	$(0.05)	$(0.16)

3D SYSTEMS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2021	2020	2019
Cash flows from operating activities:
Net income (loss)	$322,052	$(149,594)	$(69,632)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	34,623	44,595	50,396
Stock-based compensation	55,153	17,725	23,587
Provision for inventory obsolescence and revaluation	(2,909)	12,373	—
Loss on hedge accounting de-designation and termination	721	1,235	—
Provision for bad debts	232	457	1,308
(Gain) Loss on the disposition of businesses, property, equipment and other assets	(350,846)	5,274	2,282
Provision for deferred income taxes and reserve adjustments	(11,679)	(1,206)	(3,354)
Impairment of goodwill and assets	1,676	55,484	1,728
Changes in operating accounts:
Accounts receivable	(11,912)	(6,052)	15,071
Inventories	7,866	(9,901)	18,447
Prepaid expenses and other current assets	(8,106)	(16,218)	9,150
Accounts payable	27,159	(6,653)	(16,846)
Deferred revenue and customer deposits	(3,325)	3,231	677
Accrued and other liabilities	(12,389)	28,286	(1,346)
All other operating activities	(169)	843	113
Net cash provided by (used in) operating activities	48,147	(20,121)	31,581
Cash flows from investing activities:
Purchases of property and equipment	(18,791)	(13,643)	(23,985)
Proceeds from sale of assets and businesses, net of cash	421,485	1,554	1,620
Business acquisitions, net of cash acquired	(139,685)	—	—
Other investing activities	(2,454)	356	(2,007)
Net cash provided by (used in) investing activities	260,555	(11,733)	(24,372)
Cash flows from financing activities:
Proceeds from revolving credit facilities	—	20,000	—
Payments on revolving credit facilities	—	(20,000)	—
Proceeds from borrowings, net	460,000	—	100,000
Debt issuance costs	(13,466)	—	—
Repayment of borrowings/long-term debt	(21,392)	(26,840)	(76,768)
Proceeds from issuance of common stock	—	24,702	—
Purchase of noncontrolling interest	(6,300)	(12,500)	(2,500)
Payments related to net-share settlement of stock-based compensation	(12,619)	(5,138)	(3,194)
Other financing activities	(423)	296	(1,338)
Net cash provided by (used in) financing activities	405,800	(19,480)	16,200
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9,243)	1,428	289
Net increase (decrease) in cash, cash equivalents and restricted cash	705,259	(49,906)	23,698
Cash, cash equivalents and restricted cash at the beginning of the period [a]	84,711	134,617	110,919
Cash, cash equivalents and restricted cash at the end of the period [a]	$789,970	$84,711	$134,617

Appendix
3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Year Ended December 31, 2021

	Quarter Ended December 31,(1)
(in millions)	2021					2021
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture -related(2)	Cost optimization plan	Product end of life adjustment	Non-GAAP
Revenue	$150.9	$—	$—	$—	$—	$150.9
Gross Profit	66.2	0.2	—	—	0.2	66.5
Gross Profit Margin	43.9%					44.1%
Operating expenses	70.1	(13.2)	(1.1)	(1.5)	—	54.3
Operating income (loss)	(3.8)	13.4	1.1	1.5	0.2	12.3
Interest and other income (expense), net	(1.8)	—	1.1	—	—	(0.7)
Net income (loss)	(6.2)	13.4	2.7	1.5	0.2	11.5
Net income (loss) EPS - basic	(0.05)	0.11	0.02	0.01	—	0.09
Net income (loss) EPS - diluted	$(0.05)	$0.10	$0.02	$0.01	$—	$0.09

Weighted Average Shares - basic	124,874					124,874
Weighted Average Shares - diluted	127,884					127,884
(1)Amounts in table may not foot due to rounding
(2)Legal Acquisition and divestiture includes $.5 million of income tax provision related to divestitures for the three months Ended December 31, 2021.

	Year Ended December 31,(1)
(in millions)	2021					2021
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture -related(2)	Cost optimization plan	Product end of life adjustment	Non-GAAP
Revenue	$615.6	$—	$—	$—	$—	$615.6
Gross Profit	263.8	0.5	—	—	0.2	264.5
Gross Profit Margin	42.8%					43.0%
Operating expenses	296.8	(64.4)	(16.3)	(1.4)	—	214.7
Operating income (loss)	(33.1)	64.9	16.3	1.5	0.2	49.8
Interest and other income (expense), net	352.6	—	(353.8)	—	—	(1.3)
Net income (loss)	322.1	64.9	(331.9)	1.5	0.2	56.6
Net income EPS - basic	2.62	0.53	(2.70)	0.01	—	0.46
Net income EPS - diluted	$2.55	$0.51	$(2.63)	$0.01	$—	$0.45

Weighted Average Shares - basic	122,867					122,867
Weighted Average Shares - diluted	126,334					126,334
    (1)Amounts in table may not foot due to rounding
(2)Legal Acquisition and divestiture includes $5.6 million of income tax provision related to divestitures for the twelve months Ended December 31, 2021.

3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Year Ended December 31, 2020

	Quarter Ended December 31,(1)
(in millions)	2020							2020
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture -related (1)	Cost optimization plan	Impairment of cost-method investments	Product end of life adjustment	Goodwill impairment	Non-GAAP
Revenue	$172.7	$—	$—	$—	$—	$—	$—	$172.7
Gross Profit	72.4	0.1	0.1	1.5	—	—	—	74.1
Gross Profit Margin	42.0%							42.9%
Operating expenses	71.7	(4.0)	(3.7)	(6.0)	—	—	—	58.0
Operating income (loss)	0.7	4.1	3.8	7.6	—	—	—	16.1
Interest and other income (expense), net	(16.8)	1.0	14.0	—	—	—		(1.8)
Net income (loss)	(19.8)	5.1	17.8	7.6	—	—	—	10.6
Net income (loss) EPS - basic	(0.16)	0.04	0.15	0.06	—	—	—	0.09
Net income (loss) EPS - diluted	$(0.16)	$0.04	$0.15	$0.06	$—	$—	$—	$0.09

Weighted Average Shares - basic	121,638							121,638
Weighted Average Shares - diluted	121,638							121,638
(1)Amounts in table may not foot due to rounding

	Year Ended December 31,(1)
(in millions)	2020							2020
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture -related (1)	Cost optimization plan	Impairment of cost-method investments	Product end of life adjustment	Goodwill impairment	Non-GAAP
Revenue	$557.2	$—	$—	$—	$—	$—	$—	$557.2
Gross Profit	223.4	0.4	0.4	2.2	—	10.9	—	237.2
Gross Profit Margin	40.1%							42.6%
Operating expenses	342.3	(33.0)	(4.1)	(20.0)	—	—	(48.3)	236.9
Operating income (loss)	(119.0)	33.4	4.5	22.3	—	10.9	48.3	0.3
Interest and other income (expense), net	(24.4)	1.0	14.1	—	2.2	—	—	(7.2)
Net income (loss)	(149.6)	34.4	18.6	22.3	2.2	10.9	48.3	(13.1)
Net (loss) EPS - basic	(1.27)	0.29	0.16	0.19	0.02	0.09	0.41	(0.11)
Net (loss) EPS - diluted	$(1.27)	$0.29	$0.16	$0.19	$0.02	$0.09	$0.41	$(0.11)

Weighted Average Shares - basic	117,579							117,579
Weighted Average Shares - diluted	117,579							117,579
(1)Amounts in table may not foot due to rounding

3D Systems Corporation
Non-GAAP Operating Income to Adjusted EBITDA Reconciliation
Quarter and Year Ended December 31, 2021 and 2020

	Quarter Ended December 31,(1)		Year Ended December 31,(1)
	2021	2020	2021	2020
Revenue	$150.9	$172.7	$615.6	$557.2

Non-GAAP Operating Income	12.3	16.1	49.8	0.3
Depreciation	5.6	6.8	24.3	28.4
Adjusted EBITDA	$17.9	$22.9	$74.1	$28.7
Adjusted EBITDA Margin	11.8%	13.3%	12.0%	5.2%
(1)Amounts in table may not foot due to rounding

3D Systems Corporation
Unaudited Reconciliation of Prior Years Revenue Excluding Divestitures (non-GAAP)
2019, 2020 and 2021 by Quarter

	2019
	Quarter Ended(1)
(in millions)	March 31	June 30	September 30	December 31	Total
Revenue
Healthcare	$56.7	$63.2	$61.4	$63.3	$244.5
Industrial	96.6	95.4	94.9	105.0	391.9
Total Revenue	$153.3	$158.6	$156.2	$168.2	$636.3

Revenue From Divestitures:
Healthcare	$11.6	$12.4	$14.1	$15.1	$53.2
Industrial	29.1	30.2	29.4	29.4	118.1
Total Revenue	$40.7	$42.6	$43.5	$44.5	$171.1

Total Revenue (Excl. Divest.):
Healthcare	$45.1	$50.8	$47.3	$48.2	$191.3
Industrial	67.5	65.2	65.5	75.6	273.8
Total Revenue (Excl. Divest.):	$112.6	$116.0	$112.7	$123.8	$465.1

(1)Amounts in table may not foot due to rounding

	2020
	Quarter Ended(1)
(in millions)	March 31	June 30	September 30	December 31	Total
Revenue
Healthcare	$52.3	$49.1	$59.5	$85.5	$246.4
Industrial	83.3	63.6	76.7	87.1	310.8
Total Revenue	$135.6	$112.8	$136.2	$172.7	$557.2

Revenue From Divestitures:
Healthcare	$12.2	$11.7	$11.9	$14.6	$50.5
Industrial	24.8	21.1	23.6	24.6	94.1
Total Revenue	$37.0	$32.8	$35.5	$39.2	$144.6

Total Revenue (Excl. Divest.):
Healthcare	$40.1	$37.4	$47.6	$70.9	$195.9
Industrial	58.6	42.6	53.1	62.5	216.7
Total Revenue (Excl. Divest.):	$98.6	$80.0	$100.6	$133.4	$412.6

(1)Amounts in table may not foot due to rounding

3D Systems Corporation
Unaudited Reconciliation of Prior Years Revenue Excluding Divestitures (non-GAAP)
2019, 2020 and 2021 by Quarter

	2021
	Quarter Ended(1)
(in millions)	March 31	June 30	September 30	December 31(a)	Total
Revenue
Healthcare	$72.5	$82.8	$76.4	$74.5	306.2
Industrial	73.6	79.7	79.7	76.4	309.4
Total Revenue	$146.1	$162.6	$156.1	$150.9	$615.6

Revenue From Divestitures:
Healthcare	$11.0	$13.1	$7.7	$0.0	31.8
Industrial	14.2	13.9	11.8	0	39.9
Total Revenue	$25.2	$27.0	$19.4	$—	$71.6

Total Revenue (Excl. Divest.):
Healthcare	$61.5	$69.7	$68.7	$74.5	274.4
Industrial	59.4	65.8	68.0	76.4	269.5
Total Revenue (Excl. Divest.):	$120.9	$135.5	$136.7	$150.9	$543.9

(1)Amounts in table may not foot due to rounding
(a)No impact from divestitures in Q4-21